Exhibit 99.1

Misys Healthcare Systems

Combined Financial Statements (Unaudited)

For the Three Months Ended August 31, 2008 and 2007

Index

Combined Balance Sheets	F-2
Combined Statements of Operations	F-3
Combined Statement of Parent’s Net Investment	F-4
Combined Statement of Cash Flows	F-5
Notes to Combined Financial Statements	F-6

Misys Healthcare Systems

Combined Balance Sheet

(In thousands)

	August 31, 2008	May 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$888	$325
Trade receivables, net	49,582	48,250
Prepaid and other current assets	12,236	11,868
Deferred tax assets	266	852

Total current assets	62,972	61,295
Property and equipment, net	5,839	6,082
Deferred tax assets	8,215	8,254
Other long-term assets	9,238	4,594
Investment in iMedica	8,000	8,000
Goodwill	82,406	82,406
Intangible assets, net	8,047	8,637

Total assets	$184,717	$179,268

Liabilities and Parent’s Net Investment
Current liabilities
Line of credit	$832	$3,232
Accounts payable	13,965	14,262
Accrued expenses	11,215	12,606
Accrued compensation and benefits	4,404	9,700
Deferred revenue	26,756	27,189
Current portion of capital lease obligation	812	1,082

Total current liabilities	57,984	68,071
Non-current portion of capital lease obligation	767	548

Total liabilities	58,751	68,619

Parent’s net investment	125,966	110,649

Total liabilities and parent’s net investment	$184,717	$179,268

The accompanying notes are an integral part of these combined financial statements.

Misys Healthcare Systems

Combined Statements of Operations

(in thousands)

	Three Months Ended August 31,
	2008	2007
	(Unaudited)
Revenue
System sales	$13,032	$14,572
Professional services	7,404	7,171
Maintenance	36,670	34,891
Transaction processing and other	35,684	36,583

Total revenue	92,790	93,217
Cost of revenue
System sales	7,160	7,687
Professional services	6,475	6,578
Maintenance	15,136	14,257
Transaction processing and other	14,024	14,976

Total cost of revenue	42,795	43,498

Gross profit	49,995	49,719
Selling, general and administrative	32,899	34,460
Research and development	7,958	11,451
Amortization of intangibles	187	5,474

Income (loss) from operations	8,951	(1,666)
Interest expense	(77)	(73)
Interest income and other, net	11	11

Net income (loss) before tax	8,885	(1,728)
Income tax benefit (provision)	(3,514)	659

Net income (loss)	$5,371	($1,069)

The accompanying notes are an integral part of these combined financial statements.

Misys Healthcare Systems

Combined Statement of Parent’s Net Investment

(In thousands)

(Unaudited)
Parent’s net investment as of May 31, 2008	$110,649
Net income	5,371
Stock-based compensation	786
Change in parent’s net investment, net	9,160

Parent’s net investment as of August 31, 2008	$125,966

The accompanying notes are an integral part of these combined financial statements.

Misys Healthcare Systems

Combined Statements of Cash Flows

(in thousands)

	Three Months Ended August 31,
	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$5,371	($1,069)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	743	896
Amortization of intangibles	590	5,877
Non-cash stock based compensation expense	786	943
Changes in deferred income taxes	625	(1,120)
Provision for doubtful accounts	1,253	426
Changes in operating assets and liabilities:
Trade receivables	(2,585)	(5,106)
Prepaid and other current assets	(968)	(35)
Other long-term assets	752	—
Accounts payable	(297)	(9,114)
Accrued expenses	(1,391)	(3,937)
Accrued compensation and benefits	(5,296)	(4,443)
Deferred revenue	(433)	(1,696)

Net cash used in operating activities	(850)	(18,378)
Cash flows from investing activities:
Purchase of preferred shares in iMedica	—	(8,000)
Purchase of property and equipment	(236)	(605)

Net cash used in investing activities	(236)	(8,605)
Cash flows from financing activities:
Change in parent’s net investment	4,364	23,727
Line of credit payments	(33,850)	(42,899)
Line of credit borrowings	31,450	45,200
Payment of capital lease obligation	(315)	(415)

Net cash provided by financing activities	1,649	25,613

Net increase (decrease) in cash and cash equivalents	563	(1,370)
Cash and cash equivalents at beginning of year	325	1,370

Cash and cash equivalents at end of year	$888	$—

The accompanying notes are an integral part of these combined financial statements.

Misys Healthcare Systems

(An operating unit of Misys Holdings, Inc., a subsidiary of Misys plc)

Notes to Combined Financial Statements (Unaudited)

(Dollars and share amounts in thousands, except per share amounts)

1. Description of Business

Misys Healthcare Systems (the “Company” or the “Business”) is a provider of healthcare information technology solutions for physician practices and home healthcare providers primarily in North America. The Business is headquartered in Raleigh, North Carolina and has operations in Richmond, Virginia, Austin, Texas and Bangalore, India. The Business is an operating unit of Misys Holdings, Inc. (the “Parent”), a wholly owned subsidiary of Misys plc. The Company operates with a May 31 fiscal year end.

The Business has two reportable segments: Ambulatory and Homecare. The Ambulatory segment provides physician practices with clinical and practice management solutions and related services. Ambulatory solutions include electronic medical records (“EMR”) software, practice management (“PM”) software, related installation and training services, electronic claims administration (“EDI”) services and the resale of related hardware.

The Homecare segment provides home health providers with clinical and practice management solutions and related services. Homecare solutions include software, related installation and training services, and the resale of related hardware.

2. Basis of Presentation

These unaudited interim combined financial statements were derived from the books and records of certain subsidiaries of Misys Holdings, Inc. The financial statements reflect the assets, liabilities, revenues and expenses that are directly related to the Business as it was operated within Misys Holdings, Inc. General corporate expenses of Misys Holdings, Inc. which are not directly related to the Business including certain corporate executives’ salaries, accounting and legal fees, departmental costs for accounting, finance, legal, information technology, purchasing, marketing, human resources as well as other general overhead costs are allocated to the Business. These allocations are based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues and number of employees. Management believes these allocations are made on a reasonable basis; however, the financial statements included herein may not necessarily reflect the Business’ results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Business operated as a stand-alone entity during the periods presented.

Parent’s net investment in the Business as shown in the balance sheet includes capital contributed by Misys plc and the balance of intercompany advances. The advances are used by the Business, along with operating cash flows, for working capital needs and other general purposes. No interest has been recorded in these financial statements for the intercompany advances.

These unaudited interim combined financial statements have been prepared by the Company and reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary to fairly state the financial position and the results of operations for the interim periods presented. The combined financial statements omit certain information and footnote disclosures necessary to present the statements in accordance with accounting principles generally accepted in the United States. Results for the interim periods are not necessarily indicative of results for the entire fiscal year. The May 31, 2008 combined balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

3. Summary of Significant Accounting Policies

Revenue Recognition

Revenue represents the fair value of consideration received or receivable from clients for goods and services provided by the Business. Revenue from System Sales includes software and related hardware. Revenue from Professional Services includes implementation, training and consulting services. Revenue from Maintenance includes support and maintenance services. Revenue from Transaction Processing and Other includes EDI services and other.

Revenue from system sales is recognized when a signed contract exists, the fee is fixed or determinable, delivery to a customer has occurred, and the collection of the resulting receivable is considered probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until the obligation has been satisfied. No revenue is recognized for multiple deliveries or multiple element products if an element of the contract remains undelivered and is essential to the functionality of the elements already delivered. In multiple element arrangements, the total arrangement fee is allocated according to the fair value of each element using vendor-specific objective evidence. Vendor-specific objective evidence of fair value is determined using the price charged when the element is sold separately. In software arrangements in which vendor specific objective evidence of fair value of all of the undelivered elements is known, but not of the delivered element, the residual method to record revenue is utilized. In the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered element and is recognized as revenue.

Revenue on certain larger contracts is recognized on a percentage of completion basis over the period from the commencement of performance on the contract to customer acceptance. The degree of completion of a contract is measured using the hours incurred to date compared to total hours expected to complete the contract. Losses on contracts are recognized as soon as a loss is foreseen by reference to the estimated costs of completion.

Maintenance fees are recognized ratably over the period of the contract based on vendor specific objective evidence of fair value. Revenue from professional services, such as implementation, training and consulting services, is recognized as the services are performed based on vendor specific objective evidence of fair value. Revenue from EDI services is recognized as services are provided and is determined based on the volume of transactions processed.

In accordance with Emerging Issues Task Force Issue Number 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred (“EITF 01-14”), the Company records reimbursements for out-of-pocket expenses incurred as revenue in the statement of operations. These amounts totaled approximately $509 and $906 for the three months ended August 31, 2008 and 2007, respectively.

Stock-Based Compensation

Effective June 1, 2006, the Company adopted the provisions of the SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) replaced SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and superseded Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax basis of the Company’s assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period in which the enactment date of the tax rate change occurs. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. FAS No. 141R is effective for fiscal years beginning after December 15, 2008 and will be applied by the Company to business combinations consummated after the effective date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“FAS 160”), an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements (“ARB 51”). FAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. This pronouncement is effective for fiscal years beginning after December 15, 2008. Management does not believe the adoption will have a material effect on the combined financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. FAS 157 clarifies that the fair value is the exchange price in an orderly transaction between market participants to sell the asset or transfer the liability in the market. The standard emphasizes that fair value is a market-based measurement, not an entity-specific measurement and a fair value measurement should therefore be based on the assumptions that market participants would use in pricing the asset or liability. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which defers the effective date of Statement 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008, which for us is our fiscal 2010. The Company adopted Statement 157 for financial assets and financial liabilities during the three months ended August 31, 2008. The adoption of Statement 157 for financial assets and financial liabilities did not have a material effect on the combined financial statements. In accordance with FSP FAS 157-2, the Company elected to defer until fiscal year 2010 the adoption of FAS 157 for nonfinancial assets and nonfinancial liabilities. Management does not currently anticipate that the adoption of FAS 157 for nonfinancial assets and nonfinancial liabilities will have a material effect on the combined financial statements.

4. Trade Receivables

The components of trade receivables consist of the following:

	August 31, 2008	May 31, 2008
Amounts billed	$39,733	$35,000
Amounts unbilled	14,184	16,601
Allowance for doubtful accounts	(4,335)	(3,351)

Trade receivables, net	$49,582	$48,250

5. Prepaid and Other Current Assets

	August 31, 2008	May 31, 2008
Prepaid sales commissions	$6,609	$4,795
Prepaid postage, maintenance and other	1,241	2,269
Prepaid resold software royalties	2,759	2,387
Hardware inventory	1,451	1,917
Other assets	176	500

Total	$12,236	$11,868

During fiscal year 2008, the Company began paying sales commissions at the time contracts with customers are signed or shortly thereafter. Prior to fiscal year 2008, the Company paid sales commissions based on certain contract milestones, which more closely corresponded to when revenue was recognized on the related contracts. To the extent that sales commissions paid relate to revenue not yet recognized, these amounts are recorded as prepaid sales commissions and are recognized as expense as the revenue is recognized.

6. Property and Equipment

Property and equipment consist of the following:

	Useful Life (Years)	August 31, 2008	May 31, 2008
Computer equipment	3	$15,492	$15,063
Software	3	7,876	7,759
Leasehold improvements	see below	4,016	4,016
Office equipment	5	6,213	6,213

		33,597	33,051
Less accumulated depreciation and amortization		(27,758)	(26,969)

Property and equipment, net		$5,839	$6,082

Leasehold improvements are depreciated over the lesser of the estimated useful life of the asset or the lease term. Depreciation and amortization expense was approximately $743 and $896 for the three months ended August 31, 2008 and 2007, respectively.

7. Investment in iMedica

On August 23, 2007, the Company purchased 20,000 shares of iMedica Series C Preferred Stock for $8,000, or $0.40 per share. This investment represents approximately an 18% equity ownership in iMedica and is recorded under the cost method of accounting. The fair value of this investment was not estimated as there have been no identified events or circumstances that may have a significant effect on the fair value of this investment (see note 15).

Also on August 23, 2007, the Company entered into a strategic OEM agreement with iMedica whereby the Company licensed certain iMedica electronic health and practice management software to be marketed under the Company’s MyWay brand for an initial royalty payment of $5,000. Prepaid royalty fees related to this agreement of

$4,442 and $133 remain in other long-term assets and prepaid and other current assets, respectively, on the combined balance sheet as of August 31, 2008. During the three months ended August 31, 2008 the Company expensed $152 in royalty fees for licenses sold during the period in accordance with the OEM agreement, which is included in system sales cost of sales on the combined statement of operations. No royalty fees were incurred during the three months ended August 31, 2007.

8. Goodwill and Intangible Assets

Goodwill and intangible assets consist of the following:

	August 31, 2008			May 31, 2008
	Gross Assets	Accumulated Amortization	Net Assets	Gross Assets	Accumulated Amortization	Net Assets
Amortizable intangible assets
Proprietary technology	$115,660	$111,647	$4,013	$115,660	$111,244	$4,416
Customer relationships	221,755	218,003	3,752	221,755	217,849	3,906
Trade name	19,656	19,374	282	19,656	19,341	315

	$357,071	$349,024	$8,047	$357,071	$348,434	$8,637

Indefinite-lived intangible assets
Goodwill	$519,915	$437,509	$82,406	$519,915	$437,509	$82,406

Goodwill is entirely allocated to the Ambulatory segment. The proprietary technology, customer relationships and trade name intangible assets are being amortized over their average useful lives. The Company recorded amortization expense related to the intangible assets amounting to $590 and $5,877 for the three months ended August 31, 2008 and 2007, respectively. Of the total amortization expense, amounts related to proprietary technology of $403 for the three months ended August 31, 2008 and 2007 have been included in cost of revenue, system sales. The remainder is reflected as amortization of intangibles on the combined statements of operations.

9. Income Taxes

The Company’s income taxes are calculated on a separate tax return basis, although the Company’s operations have historically been included in the U.S. federal and state returns of the U.S. Misys consolidated group of companies.

On June 1, 2007, the Company adopted the provisions of FIN 48. The Company believes it has no material exposures which are not currently provided for. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of income taxes.

The provision for income taxes reflects the Company’s estimate of the effective tax rate expected to be applicable for the full fiscal year. The effective tax rate was 39.5% and 38.1% for the three months ended August 31, 2008 and 2007, respectively. The increase in the effective rate is primarily as a result of non-deductible merger related (see note 15) integration costs that were expensed during the three months ended August 31, 2008.

10. Promissory Note

The Company has an unsecured $8,000 line of credit promissory note with a national bank, which bears interest at Libor plus 0.5% and expires on October 31, 2008. The outstanding balance on the line of credit was $832 and $3,232 as of August 31, 2008 and May 31, 2008, respectively. The weighted average interest rate on the line of credit was 3.0% and 4.8% as of August 31, 2008 and May 31, 2008, respectively.

11. Stock-Based Compensation

Misys plc operates several share based compensation plans. The Misys plc plans include both market price awards (options priced at fair value of Misys plc stock at date of grant) and nil cost awards (zero strike price). Certain of the awards include performance based vesting conditions, otherwise options vest over a service period, generally three years. Periodically, and in accordance with the plans, Misys plc grants share options to employees of the Business. The fair value of these awards is recorded as compensation cost over the term of vesting period. Compensation cost related to these awards totaled $786 and $943 for the three months ended August 31, 2008 and 2007, respectively.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option pricing model.

Additional information with respect to the plan activity related to the Business for the three months ended August 31, 2008 is summarized as follows:

	Nil Cost		Market Value
	Shares	Weighted-Average Grant Date Fair Value	Shares	Weighted-Average Exercise Price	Weighted-Average Grant Date Fair Value
At May 31, 2008	1,832		5,272	$5.67	—
Granted	136	$3.34	—	—	—
Exercised	(295)	—	—	—	—
Canceled or expired	(33)	—	(305)	$5.03	—

At August 31, 2008	1,640	—	4,967	$5.24	—

Options Exercisable	—	—	4,732	$5.28	—

The weighted-average fair value of all options granted during the three months ended August 31, 2008 was $3.34. The weighted-average remaining contractual term of options outstanding was 2.62 years as of August 31, 2008. The weighted average remaining contractual term of options exercisable was 1.6 years as of August 31, 2008. The total compensation cost related to non-vested awards not yet recognized as of August 31, 2008 was $3,028 and the weighted average period over which it will be recognized is 1.6 years. The aggregate intrinsic value of all options outstanding and all options exercisable at August 31, 2008 was $5,006 and $0, respectively. The total intrinsic value of options exercised during the three months ended August 31, 2008 was $8,263.

The following table summarizes information about stock options outstanding and exercisable at August 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life (in Years)	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
$0	1,640	4.86	$0	—	$0
$3.18-$4.35	2,345	2.43	$3.67	2,110	$3.59
$4.80-$4.84	1,405	1.90	$4.84	1,405	$4.84
$5.59-$11.97	1,214	0.80	$8.43	1,214	$8.43
$19.19	3	1.54	$19.19	3	$19.19

	6,607			4,732

12. Business Segments

SFAS No. 131, “Disclosures about Segments of a Business Enterprise and Related Information”, establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company currently organizes its business around groups of similar customers, which results in two reportable segments: Ambulatory and Homecare. The Ambulatory segment derives its revenue from the sale of clinical and practice management solutions and related services to physicians. Ambulatory solutions include electronic medical records software, practice management software, related installation and training services, electronic claims administration services and the resale of related hardware. The Homecare segment derives its revenue from the sale of clinical and practice management solutions and related services to home health providers. Homecare solutions include software, related installation and training services, and the resale of related hardware.

The Company does not track its assets by segment. The Company does not allocate interest expense or income taxes to its operating segments. In addition, the Company records corporate selling, general, and administrative expenses and amortization of intangibles in its unallocated corporate costs. These costs are not included in the evaluation of the financial performance of the operating segments.

	Three Months Ended August 31,
	2008	2007
Revenue
Ambulatory	$83,263	$84,973
Homecare	9,527	8,244

Total revenue	$92,790	$93,217

Income from Operations
Ambulatory	11,569	8,112
Homecare	2,440	2,951
Unallocated corporate expenses	(5,058)	(12,729)

Total income (loss) from operations	8,951	(1,666)
Interest expense	(77)	(73)
Interest income and other, net	11	11

Net income before tax	$8,885	($1,728)

13. Related Party

General corporate expenses of Misys Holdings, Inc. which were not directly related to the Business including certain corporate executives’ salaries, accounting and legal fees, departmental costs for accounting, finance, legal, IT, purchasing, marketing, human resources as well as other general overhead costs have been allocated to the Business. Selling, general and administrative expenses in the combined statements of operations include corporate expense allocations of $3,746 and $1,810 for the three months ended August 31, 2008 and 2007, respectively.

14. Reorganization Costs

During the three months ended August 31, 2007, the Company made organizational changes that included new executive appointments and a reduction of headcount to both realign the organization and reduce costs. Related to this reorganization the Company recorded severance expense of $2,146 during the three months ended August 31, 2007, which is reflected in selling, general and administrative expenses on the combined statement of operations. Severance of $690 and $1,375 remains accrued at August 31, 2008 and May 31, 2008, respectively, and is included in accrued compensation and benefits on the combined balance sheet.

15. Subsequent Events

iMedica Agreement

During September 2008, the Company and iMedica signed an agreement (the “Agreement”) related to the Company’s iMedica investment and related OEM agreement (see note 7). Under the Agreement, the Company will continue to license certain iMedica health and practice management software, marketed under the Misys MyWay brand. The licenses granted under the Agreement will continue to provide the Company with rights to the current version of the iMedica software for the Company to license to, and use to support, customers. The Agreement also provides that iMedica will license to the Company a new version of the iMedica software source code that, from acceptance, will give the Company additional rights to develop future products. Each party will continue to develop their products independently and neither party will have any rights to the other party’s future source code or products, nor any obligation to share any future source code or products. Once the consideration outlined below is paid there will be no further royalty payments due to iMedica. In consideration for entering into the Agreement, the Company has agreed to pay iMedica a total of $12,000 in cash over time contingent upon delivery by iMedica and acceptance by the Company of the source code and services and the Company has agreed to surrender its minority equity stake in iMedica and any outstanding prepaid royalties. Misys plc has agreed to make the $12,000 cash payment on the Company’s behalf.

Allscripts Merger

On October 10, 2008, the Company completed the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger dated as of March 17, 2008 by and among Misys plc, Allscripts, Misys Healthcare Systems and Patriot Merger Company, LLC (“Patriot”) which consisted of (i) the cash payment by an affiliate of Misys plc of approximately $330,000 and (ii) the merger of Patriot with and into the Company, with the Company being the surviving company. As a result of the completion of the Transactions, the Company became a wholly-owned subsidiary of Allscripts and Misys plc obtained a controlling interest in Allscripts. In connection with the closing of the Transactions, Allscripts issued an aggregate of 82,886 shares of its common stock to two subsidiaries of Misys plc, which as of the closing of the Transactions, represent approximately 56.8% of the number of outstanding shares of Allscripts common stock. Management believes that the Transactions will significantly enhance the Business’s position in the overall healthcare information technology sector and create an industry leader in the EMR and PM markets.

In connection with the Transactions, the Company has capitalized merger related costs totaling $4,796, primarily consisting of legal and accounting fees. These costs are included in other long-term assets as of August 31, 2008 and were paid for by Misys plc on the Company’s behalf.